Exhibit 10.9.3

SECOND AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Second Amendment to Amended and Restated Employment Agreement (this “Amendment”) is entered into as of December 19, 2012, by and among Amedisys, Inc., a Delaware corporation (the “Company”), Amedisys Holding, L.L.C., a Louisiana limited liability company (“Holding”), and William F. Borne, a person of the age of majority (“Executive”).

WHEREAS, the Company, Holding and Executive are parties to that certain Amended and Restated Employment Agreement dated as of January 3, 2011, as amended by the First Amendment thereto dated December 29, 2011 (as amended, the “Original Agreement”); and

WHEREAS, the Company, Holding and Executive specifically desire to amend the Original Agreement as specifically set forth herein.

NOW, THEREFORE, in consideration of the premises, as well as other mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

1.	Incorporation by Reference. The above recitations are incorporated herein by reference.

2.	Capitalized Terms. Capitalized terms used but undefined herein shall have the meanings assigned to them in the Original Agreement.

3.	Amendments to Section 2(a) of the Original Agreement.

(a)	The definition of “COBRA” appearing in Section 2(a) of the Original Agreement is hereby amended and restated in its entirety, as follows:

“COBRA” shall have the meaning set forth in Section 8(c).

(b)	The definition of “COBRA Period” appearing in Section 2(a) of the Original Agreement is hereby deleted in its entirety.

4.	Amendment to Section 3 of the Original Agreement. Section 3 of the Original Agreement is hereby amended and restated in its entirety as follows:

Section	3. Term of Employment.

(a) The term of Executive’s employment under this Agreement (the “Term of Employment”) shall commence on the Effective Date and expire on December 31, 2014 or such later date as agreed upon by the Parties pursuant to Section 3(b), below, unless terminated prior thereto in accordance herewith. This Agreement shall not be automatically renewable and, unless mutually extended by the Parties by an agreement in writing, shall terminate upon the expiration of the Term of Employment; provided, however, that:

(i) simultaneously with the expiration of the Term of Employment and termination of this Agreement, Executive’s employment shall continue on an “at will” basis unless or until such “at will” employment is terminated by the Company or Executive by notice in writing;

(ii) during the term of such “at will” employment, (A) if there is a termination by Executive with Good Reason (as defined below) or (B) if there is a termination by the Company without Cause (as defined below), in either such case, whether such termination for Good Reason or without Cause occurs prior to or following a Change in Control (as defined below) [n.b., solely for purposes of determining whether there is a Good Reason termination under this clause (ii) of this Section 3(a) and for purposes of calculating the benefits to Executive of a termination by Executive for Good Reason or by the Company without Cause, the provisions of Sections 4, 5 and 6 shall be deemed to be in full force and effect during the “at will” employment period], Executive shall be entitled to and his sole remedies for such termination (subject to the immediately following clause (iii)) shall be as set forth in Section 8(c) (which Section 8(c) shall continue in full force and effect during the “at will” employment period), and not as set forth in Section 8(e); and

(iii) as provided in Section 24, (x) the provisions of Sections 1 and 2, this second sentence of this Section 3(a), Sections 8(g), (h), (i), (j) and (m), and Sections 9 through 30 of this Agreement shall survive the termination of this Agreement and remain in full force and effect in accordance with their terms, and (y) the termination of this Agreement shall not affect any rights or obligations of the Parties accrued under this Agreement prior to or in connection with such termination and, with respect to such surviving provisions and those that survive under Section 3(a), thereafter.

(b) Absent extenuating circumstances, the Parties envision that they will negotiate an amendment to this Agreement prior to the end of each calendar year extending the Term of Employment for an additional year; it being understood and agreed, however, that neither Party shall have a legal obligation to actually enter into any such amendment. Accordingly, beginning in October 2013 and continuing each subsequent October during the Term of Employment, the Parties shall meet to discuss Executive’s performance during the year and the possibility of extending the Term of Employment for an additional year, and may also discuss additional proposed modifications of the other terms of this Agreement, with a view toward concluding such discussions, and, assuming they actually come to agreement, entering into an amendment to this Agreement prior to the end of the calendar year. In connection with all such discussions, it is understood and agreed (i) that neither Party shall have any legal obligation to actually enter into any such amendment, (ii) that no such amendment shall exist unless and until approved by the Committee (as defined below) and/or the Board (as defined below) and the requirements of Section 22 are satisfied with respect thereto, and (iii) that the Company may, in its discretion and without any liability or obligation of any kind, elect to handle negotiations with Executive differently than it handles similar negotiations with other senior executives of the Company.

5.	Amendment to Section 8(c) of the Original Agreement. Clauses (iv) – (v) in the first sentence of Section 8(c) of the Original Agreement are hereby amended and restated in their entireties, and a new clause (vi) is hereby added to the first sentence of Section 8(c) of the Original Agreement, as follows:

(iv) a lump sum payment equal to $2,500, which amount is intended to assist the Executive with the purchase of health care coverage, but which amount may be used in any manner at the sole discretion of the Executive;

(v) continued participation in the Company’s group health plans for Executive and his covered dependents in accordance with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); and

(vi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

The remaining provisions of Section 8(c) of the Original Agreement shall remain in full force and effect.

6.	Amendment to Section 8(e) of the Original Agreement. Clauses (iv) – (v) in the first sentence of Section 8(e) of the Original Agreement are hereby amended and restated in their entireties, and a new clause (vi) is hereby added to the first sentence of Section 8(e) of the Original Agreement, as follows:

(iv) a lump sum payment equal to $2,500, which amount is intended to assist the Executive with the purchase of health care coverage, but which amount may be used in any manner at the sole discretion of the Executive;

(v) continued participation in the Company’s group health plans for Executive and his covered dependents in accordance with the applicable provisions of COBRA; and

(vi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

The remaining provisions of Section 8(e) of the Original Agreement shall remain in full force and effect.

7.	Effect of this Amendment. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way affect the respective obligations of the parties under the Original Agreement, all of which shall continue in full force and effect.

8.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.	Counterparts. This Amendment may be executed in two or more counterparts.

10.	Captions. The captions contained in this Amendment are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Amendment.

IN WITNESS WHEREOF, the parties have signed and executed this Amendment as of the day and year first written hereinabove.

AMEDISYS, INC.

By:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
President and Chief Financial Officer

AMEDISYS HOLDING, L.L.C.

By:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
Vice-President

EXECUTIVE

/s/ William F. Borne
William F. Borne

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